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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191992) pertaining to the 2013 Stock Incentive Plan and the 2008 Stock Plan dated October 30, 2013, of our report dated March 24, 2015, with respect to the consolidated financial statements of Veracyte, Inc. in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Redwood City, California
March 24, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM